Exhibit 21 - Subsidiaries of Registrant

                                                          State of Incorporation
Name of Subsidiary                                            or Organization
------------------                                            ---------------

Community Bank of Southern Indiana                                Indiana
     CBSI Holdings, Inc.                                          Nevada
     CBSI Investments, Inc.                                       Nevada
         CBSI Investment Portfolio Management, LLC                Nevada
     First Community Service Corporation                          Indiana

Community Bank of Kentucky                                       Kentucky
     Nelson Service Corporation                                  Kentucky


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